UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005 (January 15, 2005)


          THE JONES FINANCIAL COMPANIES, L.L.L.P.
   (Exact name of registrant as specified in its charter)


      Missouri              0-16633            43-1450818
  (State or other         (Commission        (IRS Employer
  jurisdiction of         File Number)     Identification No.)
   incorporation)


   12555 Manchester Road, St. Louis, Missouri  63131-3729
    (Address of principal executive offices)   (Zip Code)

                       (314) 515-2000
   (Registrant's telephone number, including area code)

                       NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (12 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commence communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(C) NEWLY APPOINTED EXECUTIVE COMMITTEE MEMBER

     NORMAN EAKER. Norman Eaker, 48, a general partner since 1984 of the registrant and a member of registrant's Management Committee, has been appointed to the Executive Committee of the registrant as of January 15, 2005. Mr. Eaker has been a general partner of the registrant for over 20 years and is a member of the registrant's Management Committee. Mr. Eaker's responsibilities with the registrant include management of the global operations divisions. Per the Agreement of Registered Limited Liability Limited Partnership of the registrant, among the purposes of the Executive Committee is to provide counsel and advice to the Managing Partner in discharging his functions. Mr. Eaker is a member of the Board of Directors of the Depositary Trust & Clearing Corporation, the Board of Trustees of the CUSIP Agency, the Operations Committee of the Securities Industry Association and the Board of Governors of the Chicago Stock Exchange.








                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                THE JONES FINANCIAL COMPANIES, L.L.L.P.
                            (Registrant)



Dated:  January 20, 2005              /s/ Steven Novik
                                      --------------------
                                      Steven Novik
                                      Partner
                                      Chief Financial Officer